EXHIBIT 99.1




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NEWS RELEASE
November 14, 2018


               FSI ANNOUNCES Third Quarter, 2018 FINANCIAL RESULTS

      Change: a Conference call is scheduled for the following week Monday
                             November 19th, 11:00am

                        Eastern time, 8:00am Pacific Time
                    See dial in number and explanation below


VICTORIA,   BRITISH   COLUMBIA,   November   14,   2018  -  FLEXIBLE   SOLUTIONS
INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the third quarter (Q3) ended September 30, 2018.

Mr. Daniel B. O'Brien, CEO, states, "We are pleased to show significant positive revenue growth for the quarter and anticipate that this will continue in Q4." Mr. O'Brien continues, Third Quarter is the one which has the poorest mix between low and high margin products so cash flow per dollar of revenue is also less; we expect a better combination in Q4. The first raw material inventory that is subject to increased tariffs is now part of our stock. We hope that we are able to maintain sales to US customers while raising prices to cover the new tariffs."

o Sales in the Third quarter (Q3) were $3,816,626, up approximately 17% when compared to sales of $3,269,386 in the corresponding period a year ago. The financials show a Q3, 2018 net loss of $145,470, or $0.01 per share, compared to a net loss of $278,924, or $0.02 per share, in Q3, 2017. Note:
     An expense related to a fire at the Taber, Alberta facility is given in Q3, 2017. If the expense (which is a non-operating expense) were removed, income before income tax would be approximately $307,000 higher for that year. This is a non-GAAP adjustment. Furthermore, as a result of the fire damage, any additional insurance payouts or related expenses will make year over financial comparisons difficult in the short term. o o Basic weighted average shares used in computing earnings per share amounts in Q3 were 11,630,991 and 11,498,491 for Q3, 2018 and Q3, 2017 respectively.

o Non-GAAP operating cash flow: For the 9 months ending September 30, 2018, net income reflects $257,875 of non-cash charges (depreciation and stock option expenses), income tax, as well as gain (loss) on disposition (and involuntary disposition) of equipment, interest income, write down of inventory, and income tax; which are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,636,702, or $0.14 per share. This compares with operating cash flow of $1,863,293, or $0.16 per share, in the corresponding 9 months of 2017 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavrTM division as a result of the ongoing drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.

Conference call

* CEO, Dan O'Brien will be travelling and is unavailable to attend a conference call at the usual time. Instead a conference call has been scheduled for 11:00am Eastern Time, 8:00am Pacific Time, on Monday November 19, 2018. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1 888-394-8218 (or 1 323-794-2591) just prior to the scheduled call time. The conference call title, "Third Quarter 2018 Financials," may be requested.

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The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended September 30, 2018. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
         For 3 Months Ended September 30 (9 Months Operating Cash Flow)
                                   (Unaudited)
--------------------------------------------------------------------------------
                                                  3 months ended September 30
                                                    2018             2017
                                               ---------------------------------

Revenue                                        $3,816,626     $ 3,269,386

Income (loss) before income tax - GAAP         $ (182,838)    $  (489,641) a

Provision for Income tax(Recovery)  - GAAP     $  (37,368)    $  (210,717)

Net income (loss)  - GAAP                      $ (145,470)    $  (273,623) a

Net income (loss) per common share - basic. -  $    (0.01)    $     (0.02)
GAAP
3 month weighted average shares used in
computing per share amounts - basic.-  GAAP    11,630,991      11,498,491

                                                  9 month Operating Cash Flow
                                                         Ended June 30
                                               ---------------------------------
Operating Cash flow (9 months). NON-GAAP       $ 1,636,702 b  $ 1,863,300 b

Operating Cash flow per share excluding        $      0.14 b  $      0.16 b
non-operating items and items not related to
current operations (9 months) - basic.
NON-GAAP
Non-cash Adjustments (9 month) GAAP            $   257,875 c  $   258,263 c

Shares (9 month basic weighted average) used 11,470,196 in computing per share amounts - basic GAAP 11,627,464
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Notes:  certain  items not  related to  "operations"  of the  Company  have been excluded from net income as follows.

a) Non-GAAP -::The financials give an expense of $307,432 related to the clean-up of the fire damaged site in Taber Alberta in 2017. This is a non-operating expense, which if added back to net income would result in higher net income for that year - This is a non-GAAP number.

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2018 = $257,875, 2017 = $258,263), gain on investment ( 2018 = $5,336, 2017 = N/A), net gain/(loss) on involuntary disposition of equipment (2018 = $1,714,261, 2017 = $1,938,286), write down of inventory (2018
= N/A, 2017 = $51,346),  interest income (2018 = $17,459, 2017 = $323), deferred tax expense (2018 = N/A, 2017 = $23,404), and Income tax (2018 = 421,783, 2017 =
$221,530). See the financial statements for all adjustments.

c) Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts

                                                                     Jason Bloom
                                                         Toll Free: 800 661 3560
                                                               Fax: 403 223 2905
                                              E-mail: info@flexiblesolutions.com

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www.flexiblesolutions.com.